Exhibit 99.1
COLUMBIA SPORTSWEAR COMPANY ANNOUNCES SENIOR LEADERSHIP CHANGES
Portland, Ore. — Columbia Sportswear Company (Nasdaq: COLM, “Columbia”, the “Company”), a global leader in designing, sourcing, marketing and distributing outdoor, active and everyday lifestyle apparel, footwear, accessories, and equipment products, announced a series of senior leadership changes today executing on transition plans, supporting the Company’s omni-channel plans for growth and unlocking digital opportunities.
Thomas B. Cusick has announced his intention to retire from the Company. In February 2021 Mr. Cusick will step down from his role as Executive Vice President and Chief Operating Officer and transition to a part-time role with the Company, assisting with operational matters, including significant information technology and supply chain initiatives to ensure optimization of these key strategic investments, until his retirement from the Company in the second half of 2021. Mr. Cusick joined Columbia in September 2002 as Corporate Controller, and served as Chief Financial Officer from 2009 until assuming his most recent role of Chief Operating Officer in 2017.
“Tom has been a true source of leadership over the past 18 years. During his tenure at Columbia, Tom has helped lead the Company from net sales of approximately $800 million in 2002 to over $3 billion in 2019. He will be sorely missed, but we are thankful for the time and energy he has devoted to elevating the Company to what it is today,” said Timothy P. Boyle, Chairman of the Board, President and Chief Executive Officer.
In accordance with pre-established transition plans, Lisa A. Kulok, Senior Vice President, Global Supply Chain Operations and Manufacturing, will become Executive Vice President, Chief Supply Chain Officer and Jim A. Swanson, Senior Vice President and Chief Financial Officer, will become Executive Vice President and Chief Financial Officer, both reporting directly to Tim Boyle. Brent Beeson, Vice President, Apparel Manufacturing, will become Senior Vice President, Manufacturing, reporting directly to Ms. Kulok.
“I have worked closely with Lisa and Jim for many years and have complete confidence in their leadership abilities as we navigate through the changes in our business model. I look forward to continuing to partner with them through the transition,” said Mr. Cusick.
In addition, the Company has made changes to its senior leadership organization to support the Company’s omni-channel plans for growth. Consumers are driving a rapid pace of change in the marketplace, which has been accelerated by the pandemic. The Company believes these leadership changes will enable it to meet consumers’ needs in today’s marketplace, with frictionless transitions in process flows and regional alignment of goals.
“We are announcing changes today to capitalize on Columbia’s omni-channel growth potential by aligning our organizational structure globally to accelerate our business transformation with a focus on eCommerce and digital,” said Tim Boyle. “The time for change has never been better and we see real opportunity with these changes.”
Franco Fogliato, Executive Vice President, Americas General Manager, will lead the Company in focusing on the omni-channel experience by transitioning to Executive Vice President, Global Omni-Channel. This leadership role will oversee all Columbia brand sales in direct markets globally by working to support and build strong commercial channel teams that will align to bring a robust brand message to all the direct markets. As a result of this change, Vice President and General Manager for EMEA Matthieu Schegg, will report directly to Mr. Fogliato, as will Senior Vice President for Asia Direct, Peter Rauch.

In addition to leading all direct markets, Mr. Fogliato will facilitate a close partnership among channel leaders to share best practices and support global Columbia brand goals. eCommerce is a growing focus for the Company, and it has invested significantly to advance digital capabilities in this critical channel. To support Columbia brand eCommerce strategies, Patricia Higgins, Vice President, eCommerce, will transition to Senior Vice President, e-Commerce, reporting directly to Mr. Fogliato. Ms. Higgins will continue to directly manage the North America eCommerce operations, while expanding her scope globally to provide strategic guidance and best practices to enhance the Company’s global Columbia brand eCommerce businesses.
“Franco has been instrumental in driving growth in Europe and in the US and I believe he will now be enabled to do so on a more global scale,” said Mr. Boyle.
To further enhance the Company’s digital capabilities across the enterprise, the Company is creating a new Chief Digital Information Officer role, which will report directly to Tim Boyle. This role will also serve to replace the Chief Information Officer position when Michael Hirt retires in April 2021. In addition, the Columbia brand is searching for a Chief Marketing Officer, with an emphasis on enhancing marketing and social engagement in a digital marketplace.
“The leadership changes we are making today are intended to accelerate sustainable growth for the organization. We will continue to focus on our strategic priorities to: drive global brand awareness and sales growth through increased, focused demand creation investments; enhance consumer experience and digital capabilities in all of our channels and geographies; expand and improve global Direct-to-Consumer operations with supporting processes and systems; and invest in our people and optimize our organization across our portfolio of brands. We believe that these changes will make Columbia stronger in the future,” said Mr. Boyle.
Biographical information on key leaders:
Lisa Kulok is a 12-year Columbia veteran. For the past five years she has served as Senior Vice President of Global Supply Chain Operations becoming Senior Vice President, Global Supply Chain Operations and Manufacturing in July 2020, and has reported to Tom Cusick for several years. She joined Columbia in February 2008 as Senior Director of Global Planning. From 1987 to 2007, Ms. Kulok held various leadership positions at NIKE, Inc., including USA Apparel Marketplace Planning Director and Director of Regional Planning. During this time, she led numerous teams that developed and implemented planning and supply chain processes, systems and organizations that supported growth of the company's annual revenues.
Jim Swanson is a 17-year Columbia veteran. For the past three years Mr. Swanson has served as Senior Vice President and Chief Financial Officer under Tom Cusick. Mr. Swanson joined Columbia Sportswear in April 2003 as Global Senior Financial Analyst and has served in numerous roles of increasing responsibility during his tenure, being named Vice President of Finance in May 2015. Prior to joining Columbia, Mr. Swanson served in a variety of financial planning and analysis, tax, and accounting roles, including senior financial analyst at Freightliner Corporation and at Tality Corporation - a wholly-owned subsidiary of Cadence Design Systems, and as a senior tax and business advisory associate at Arthur Andersen.
Brent Beeson is a 22-year Columbia veteran. For the past three years Mr. Beeson has served as Vice President of Apparel Manufacturing reporting to Tom Cusick. Mr. Beeson joined Columbia in July of 1998 and has held numerous Supply Chain leadership roles in both the Footwear and Apparel segments of the business, including leading the company's liaison office teams in Taiwan and China from 2006 to 2011 before returning to Portland to oversee sourcing for all brands and regions. Prior to joining Columbia, he held various manufacturing roles at Nike, Inc. from 1994 to 1998.
Franco Fogliato is a seven-year Columbia veteran. For the past three years Mr. Fogliato has served as Executive Vice President, Americas General Manager reporting directly to Tim Boyle. Mr. Fogliato joined Columbia in November 2013 as Senior Vice President and General Manager EMEA Direct Sales. He was promoted to Senior Vice President and General Manager of EMEA region in 2016. Prior to joining Columbia, Mr. Fogliato served as general manager of Europe for the Billabong Group (BBG.AX) in

Europe from 2004 to 2013 and as a member of company's executive board. From 1997 through 2003, Mr. Fogliato held various European leadership roles with The North Face® brand, culminating as general manager of Western Europe.
Patricia E. Higgins is an eight-year Columbia veteran. For the past eight years Ms. Higgins has served as Vice President of eCommerce reporting to Senior Vice President of Direct-to-Consumer, David Lawner. Prior to joining Columbia, Ms. Higgins served as Senior Vice President, eCommerce at TOMS Shoes, Inc. and in various leadership roles in eCommerce, retail and customer service operations at Guess?, Inc., Hot Topic, Inc., Cooking.com and Williams-Sonoma, Inc.
About Columbia Sportswear Company:
Columbia Sportswear Company has assembled a portfolio of brands for active lives, making it a leader in the global active lifestyle apparel, footwear, accessories, and equipment industry. Founded in 1938 in Portland, Oregon, the company’s brands are today sold in approximately 90 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, SOREL® and prAna® brands. To learn more, please visit the company’s websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com and www.prana.com.
Media Contact:
Mary Ellen Glynn
Corporate Communications Director
Columbia Sportswear Company
mglynn@columbia.com
Forward-Looking Statements:
This document may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements often use words such as "will," "anticipate," "estimate," "expect," "should," "may" and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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